Filed pursuant to Rule 433
Registration Nos. 333-130656
and 333-130656-05

Free Writing Prospectus
Dated December 6, 2007

*NEW ISSUE* $487.5mm CNH 2007-C

LEADS/BOOKS: Barclays / ABN

Co-Managers: BOA/BNP/CITI/DB

Cls	$Amt-mm	M/S&P/F	WAL	WINDOW	SPREAD	YIELD	COUPON	DOLLAR

A-1	111.000	P-1/A-1+/F1+	0.36	8	IntL+10	5.09750	5.09750	100
A-2	141.000	Aaa/AAA/AAA	1.10	13	1mL+85			100
A-3A	82.000	Aaa/AAA/AAA	2.10	13	IntS+135	5.272	5.21	99.99000
A-3B	35.000	Aaa/AAA/AAA	2.10	13	1mL+95			100
A-4A	83.500	Aaa/AAA/AAA	3.37	14	IntS+150	5.486	5.42	99.98664
A-4B	35.000	Aaa/AAA/AAA	3.37	14	1mL+115			100

**DOLLARS AND COUPONS TO FOLLOW SHORTLY**

SETTLE:  12/13/2007

ERISA Eligible

First Interest Payment: January 15, 2008

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.

Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you  the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.